EXHIBIT  23.2          CONSENT  OF  PERRELLA  &  ASSOCIATES,  P.A.

December 23, 2001

To the Board of Directors and Stockholders of National Beauty Corp. (Formerly Beautymerchant.Com, Inc.)
4818 West Commercial Blvd.
Fort Lauderdale, Florida 33319

Gentlemen:

We hereby consent to the use of our audit report of Beautymerchant.Com, Inc. dated March 15, 2001 for the year ended December 31, 2000 in the Form S-8 of National Beauty Corp. (formerly Beautymerchant.Com, Inc.) dated December 24, 2001.

/s/ Perrella & Associates, P.A.
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Perrella & Associates, P.A.